SECOND AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this "Second Amendment"), dated as of March 20, 2008, is entered into among TEXAS INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the lenders listed on the signature pages hereof as Lenders (the "Lenders"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

BACKGROUND

A. The Borrower, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer are parties to that certain First Amended and Restated Credit Agreement, dated as of August 15, 2007, as amended by that certain First Amendment to First Amended and Restated Credit Agreement, dated as of January 28, 2008 (said First Amended and Restated Credit Agreement, as amended, the "Credit Agreement"). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

B. The Borrower has requested certain amendments to the Credit Agreement.

C. The Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent covenant and agree as follows:

1. AMENDMENTS.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order to read as follows:

"Term Credit Agreement" means that certain Term Credit Agreement, dated as of March 20, 2008, among the Borrower, Bank of America, N.A., as administrative agent, and the lenders party thereto.

"2005 Indenture" means that certain Indenture, dated as of July 6, 2005, among the Borrower, certain Subsidiaries of the Borrower and Wells Fargo Bank, National Association, as trustee, providing for the issuance of the 2005 Senior Notes.

"2005 Senior Notes" means those certain 7.25% Senior Notes due 2013 of the Borrower issued pursuant to the 2005 Indenture.

(b) The defined terms "Disposition" or "Dispose" set forth in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

"Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding licenses of intellectual property and leases of real property entered into in the ordinary course of business and the granting of Permitted Liens.

(c) The defined term "Permitted Liens" set forth in Section 1.01 of the Credit Agreement is hereby amended by amending clause (a) thereof to read as follows:

(a) any Lien in favor of the Administrative Agent to secure the Guarantied Obligations (including, without limitation, L/C Obligations, obligations in respect of Swap Contracts and Cash Management Obligations, to the extent included within the definition of Guarantied Obligations);

(d) The defined term "Senior Notes" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

"Senior Notes" means the 2005 Senior Notes and other unsecured senior notes of the Borrower due 2013 or thereafter, provided that the terms (excluding interest rates and fees, which, however shall be comparable to market interest rates and fees charged to companies of financial condition similar to the Borrower at the time such other senior notes are issued), provisions and covenants governing such other senior notes taken as a whole (a) are not more restrictive on the Borrower and its Subsidiaries than this Agreement and (b) do not provide greater enforcement rights to the holder of such other senior notes than the enforcement rights of the Administrative Agent and the Lenders under the Loan Documents; provided that terms, provisions and covenants substantially the same as those in the 2005 Indenture shall be deemed to satisfy the requirements of clauses (a) and (b) of this definition.

(e) Section 2.05(d) of the Credit Agreement is hereby amended to read as follows:

(d) Mandatory Prepayments - Asset Dispositions. Upon the Disposition, in any single transaction or series of related transactions, of property of the Borrower or its Subsidiaries with a fair market value of $2,000,000 or more, other than Dispositions permitted by clauses (a) through (f) of Section 7.05, the Borrower shall make a mandatory prepayment of the Term Loans (i) as provided in Section 2.03(c) of the Term Credit Agreement and (ii) at such time as the Term Loans are paid in full, to the Administrative Agent for the Lenders (and if the Outstanding Amount of all Loans is zero, pledge to the Administrative Agent cash or cash equivalent investments in an amount equal to the lesser of (A) the aggregate amount of the Net Cash Proceeds of such Disposition and (B) any Outstanding Amount of L/C Obligations) in the aggregate amount equal to the Net Cash Proceeds of such Disposition, which prepayment shall be applied to the Loans; provided, however, if on the date of receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds all of the conditions precedent to a Credit Extension set forth in Section 4.02 are satisfied (other than the delivery of a Revolving Loan Notice), the Borrower shall not be required to make such prepayment.

(f) Section 5.17 of the Credit Agreement is hereby amended to read as follows:

5.17 Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for such conflicts that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person, except for such infringements that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g) Section 6.02 of the Credit Agreement is hereby amended by amending the penultimate paragraph thereof to read as follows:

Documents required to be delivered pursuant to Section 6.01 or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for Compliance Certificates required pursuant to Section 6.02(a), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(h) Section 6.04 of the Credit Agreement is hereby amended to read as follows:

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently pursued and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and (c) all Debt in a principal amount of at least $1,000,000, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement pertaining to such Debt.

(i) Section 6.05 of the Credit Agreement is hereby amended to read as follows:

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

(j) Section 7.03 of the Credit Agreement is hereby amended by (i) deleting "and" after the end of clause (j) thereof, (ii) deleting "." after the end of clause (k) thereof and inserting "; and" in lieu thereof and (iii) adding the following new clause (l) at the end thereof to read as follows:

(l) Debt in respect of the Term Credit Agreement and any of the other Loan Documents (as such term is defined in the Term Credit Agreement).

(k) Section 7.05 of the Credit Agreement is hereby amended by amending clause (d) thereof to read as follows:

(d) Dispositions of equipment or real property or other property to the extent (i) such property is exchanged for credit against the purchase price of property used or usable in the conduct of a line of business permitted by Section 7.07 or (ii) the Net Cash Proceeds of such Disposition are applied within 355 days after such Disposition to the purchase price or improvement of property used or usable in the conduct of a line of business permitted by Section 7.07.

(l) Section 7.09 of the Credit Agreement is hereby amended to read as follows:

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document or the Term Credit Agreement or any other "Loan Documents" as defined in the Term Credit Agreement) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Debt of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that the restrictions above shall not (A) prohibit any negative pledge or other restriction incurred or provided (x) in favor of any holder of Debt permitted under Section 7.03(d) or Section 7.03(k), in each case solely to the extent any such negative pledge relates to the property financed by or the subject of such Debt or (y) with respect to the Senior Notes, (B) apply to restrictions and conditions relating to the sale of a Subsidiary pending such sale, provided such restrictions or conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and (C) apply to customary provisions in leases and other contracts restricting the assignment or pledge thereof; or (b) requires the grant of a Lien other than a Permitted Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

(m) Article X of the Credit Agreement is hereby amended by (i) renumbering Section 10.18 thereto as "Section 10.19" and (ii) adding a new Section 10.18 thereto to read as follows:

10.18 2005 Indenture. The Borrower hereby informs the Lenders that the Debt evidenced by the Loans and L/C Obligations has been incurred pursuant to Section 4.09(b)(i) of the 2005 Indenture. As a result thereof, the Borrower would be able to secure such Debt pursuant to clause (l) of the definition of "Permitted Liens" as set forth in Section 1.01 of the 2005 Indenture, subject to the terms of Section 4.09(b)(i) of the 2005 Indenture.

2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:

(a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c) (i) the Borrower has full power and authority to execute and deliver this Second Amendment, (ii) this Second Amendment has been duly executed and delivered by the Borrower, and (iii) this Second Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d) neither the execution, delivery and performance of this Second Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its properties are subject; and

(e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this Second Amendment, or (ii) the acknowledgement by each Guarantor of this Second Amendment.

3. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall be effective upon satisfaction or completion of the following:

(a) the Administrative Agent shall have received counterparts of this Second Amendment executed by the Required Lenders;

(b) the Administrative Agent shall have received counterparts of this Second Amendment executed by the Borrower and acknowledged by each Guarantor; and

(c) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

4. REFERENCE TO THE CREDIT AGREEMENT.

(a) Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b) The Credit Agreement, as amended by the amendment referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

6. GUARANTOR'S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Second Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Second Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

7. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Second Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

8. GOVERNING LAW; BINDING EFFECT. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, and shall be binding upon the parties hereto and their respective successors and assigns.

9. HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, this Second Amendment is executed as of the date first set forth above.

TEXAS INDUSTRIES, INC.

By:	/s/ Kenneth R. Allen
Kenneth R. Allen
Vice President and Treasurer

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Henry Pennell
Name: Henry Pennell
Title: Vice President

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ David McCauley
Name: David McCauley
Title: Senior Vice President

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

UBS SECURITIES LLC, as Syndication Agent

By:	/s/ Richard L. Tavrow
Name:Richard L. Tavrow
Title:Director

By:	/s/ Mary E. Evans
Name:Mary E. Evans
Title:Associate Director

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

UBS LOAN FINANCE, as a Lender

By:	/s/ Richard L. Tavrow
Name:Richard L. Tavrow
Title:Director

By:	/s/ Mary E. Evans
Name:Mary E. Evans
Title:Associate Director

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender

By:	/s/ Gregory D. Campbell
Name:Gregory D. Campbell
Title:Vice President

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

COMERICA BANK, as Co-Documentation Agent and as a Lender

By:	/s/ William B. Dridge
Name:William B. Dridge
Title:Vice President

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender

By:	/s/ Jennifer L. Norris
Name:Jennifer L. Norris
Title:Senior Vice President

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

SUNTRUST BANK, as a Lender

By:	/s/ Steve Deily
Name:Steve Deily
Title:Managing Director

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kevin S. McFadden
Name:Kevin S. McFadden
Title:Vice President

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

CAPITAL ONE, N.A., as a Lender

By:	/s/ Mary Jo Hoch
Name:Mary Jo Hoch
Title:Senior Vice President

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Dwayne Coker
Name:Dwayne Coker
Title:Duly Authorized Signatory

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

ACKNOWLEDGED AND AGREED AS OF THE FIRST DAY ABOVE WRITTEN:

BROOKHOLLOW CORPORATION
BROOKHOLLOW PROPERTIES, INC.
BROOKHOLLOW OF ALEXANDRIA, INC.
BROOKHOLLOW OF VIRGINIA, INC.
SOUTHWESTERN FINANCIAL CORPORATION
CREOLE CORPORATION
PARTIN LIMESTONE PRODUCTS, INC.
RIVERSIDE CEMENT HOLDINGS COMPANY
TXI AVIATION, INC.
TXI CEMENT COMPANY
TXI RIVERSIDE INC.
TXI TRANSPORTATION COMPANY
TXI CALIFORNIA INC.
PACIFIC CUSTOM MATERIALS, INC.
TXI POWER COMPANY
TEXAS INDUSTRIES HOLDINGS, LLC
TEXAS INDUSTRIES TRUST
TXI LLC
TXI OPERATING TRUST

By:	/s/ Kenneth R. Allen
Kenneth R. Allen
Vice President and Treasurer

Second Amendment to First Amended and Restated Credit Agreement - Signature Page

RIVERSIDE CEMENT COMPANY

By:	/s/ Kenneth R. Allen
Kenneth R. Allen
Assistant General Manager - Treasurer

Second Amendment to First Amended and Restated Credit Agreement - Signature Page